UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MASCO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MASCO CORPORATION TO HOLD
VIRTUAL ANNUAL STOCKHOLDERS MEETING
ON MAY 12, 2020

LIVONIA, Mich. (April 17, 2020) - Masco Corporation (NYSE: MAS) today announced that, due to the public health concerns related to the coronavirus outbreak (COVID-19), it will hold its Annual Meeting of Stockholders ("Annual Meeting") in a virtual format only. Additionally, the date and time of the Annual Meeting has been changed to Tuesday, May 12, 2020 at 3:30 p.m. Eastern Time.

Stockholders as of the close of business on March 16, 2020, the record date, received proxy materials for the Annual Meeting and will be able to access the Company’s virtual meeting at www.virtualshareholdermeeting.com/MAS2020. Stockholders must enter the control number found on their notice, proxy card or voting instruction form in order to attend, vote or ask a question during the Annual Meeting. Stockholders are encouraged to vote in advance of the meeting. Due to the change in the date of the Annual Meeting, stockholders who wish to vote in advance must do so using one of the methods described in the Company’s proxy materials by 11:59 p.m. Eastern Time on May 11, 2020, rather than the date specified in the proxy materials.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Date, Time and Location relates to the Proxy Statement of Masco Corporation, dated March 27, 2020, furnished to stockholders in connection with the solicitation of proxies by the Boards of Directors for use at the Annual Meetings of Stockholders to be held on Tuesday, May 12, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

MASCO CORPORATION
NOTICE OF CHANGE OF DATE, TIME AND LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

To Stockholders of Masco Corporation:
In response to the public health concerns related to the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the date, time and location of the Annual Meeting of Stockholders of Masco Corporation (“Annual Meeting”) has been changed. The Annual Meeting will be held on Tuesday, May 12, 2020 at 3:30 p.m. Eastern Time in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting, you are entitled to attend, vote and ask questions at the Annual Meeting if you were a stockholder of record as of the close of business on March 16, 2020, the record date. To be admitted to our Annual Meeting, go to www.virtualshareholdermeeting.com/MAS2020 and enter the control number found on your proxy card, voting instruction form or notice you previously received.
You may vote in advance of the meeting using one of the methods described in the proxy materials, or you may vote during our Annual Meeting by following the instructions available on the meeting website during the meeting. Questions may also be submitted during the Annual Meeting by following the instructions available on the meeting website.
The proxy card included with the materials previously distributed will not be updated to reflect the change in the Annual Meeting date, time or format and may continue to be used to vote your shares in connection with the Annual Meeting. Please note that due to the change in the date of our meeting, if you are voting in advance, we must receive your vote using one of the methods described in the proxy materials by 11:59 p.m. Eastern Time on May 11, 2020, rather than the date specified in the proxy materials.
By Order of the Board of Directors,
Kenneth G. Cole
Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 12, 2020: The Annual Meeting on Tuesday, May 12, 2020 at 3:30 p.m. Eastern Time will be accessible at www.virtualshareholdermeeting.com/MAS2020. Our Proxy Statement and 2019 Annual Report to stockholders, which includes our Annual Report on Form 10-K, are available at
http://www.ezodproxy.com/masco/2020